Exhibit 10.1

AMENDMENT NO.3 TO

VERISK ANALYTICS, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

This Amendment No. 3 (this “Amendment”) to the Verisk Analytics, Inc. 2012 Employee Stock Purchase Plan, as amended (the “Plan”), is effective as of June 1, 2022. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

1.	Section 23 of the Plan is amended and restated in its entirety as follows:

Term of Plan. The Plan shall become effective as of October 1, 2012, subject to its approval by the stockholders of the Company as described in paragraph 20. The Plan shall continue in effect until such time as the Plan is terminated in accordance with paragraph 18.

2.	Except as set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.

This Amendment was authorized, adopted and approved by the Board on May 18, 2022.

VERISK ANALYTICS, INC.

By: _/s/ Kathy Card Beckles_______________

Kathy Card Beckles

Executive Vice President, General Counsel and Corporate Secretary